

<ARTICLE>                     5
<LEGEND>
     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
     EXTRACTED FROM FORM 10-Q AND IS QUALIFIED IN ITS
     ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATMENTS.
</LEGEND>
<CIK>                         000091693
<NAME>                        COINMACH CORP.
<MULTIPLIER>                  1,000
<CURRENCY>                    U.S. DOLLARS

<PERIOD-TYPE>                      3-MOS
<FISCAL-YEAR-END>                  MAR-31-2000
<PERIOD-START>                     APR-01-1999
<PERIOD-END>                       JUN-30-1999
<EXCHANGE-RATE>                    1
<CASH>                             27,022
<SECURITIES>                       0
<RECEIVABLES>                      7,790
<ALLOWANCES>                       0
<INVENTORY>                        16,920
<CURRENT-ASSETS>                   0
<PP&E>                             363,611
<DEPRECIATION>                     (136,742)
<TOTAL-ASSETS>                     894,765 <F1>
<CURRENT-LIABILITIES>              0
<BONDS>                            699,550 <F2>
<PREFERRED-MANDATORY>              0
<PREFERRED>                        0
<COMMON>                           41,391
<OTHER-SE>                         (57,882)
<TOTAL-LIABILITY-AND-EQUITY>       894,765 <F3>
<SALES>                            0
<TOTAL-REVENUES>                   133,538
<CGS>                              0
<TOTAL-COSTS>                      87,211
<OTHER-EXPENSES>                   32,126 <F4>
<LOSS-PROVISION>                   0
<INTEREST-EXPENSE>                 16,717
<INCOME-PRETAX>                    (2,516)
<INCOME-TAX>                       (153) <F5>
<INCOME-CONTINUING>                (2,363)
<DISCONTINUED>                     0
<EXTRAORDINARY>                    0
<CHANGES>                          0
<NET-INCOME>                       (2,363) <F6>
<EPS-BASIC>                      0
<EPS-DILUTED>                      0

<F1> 1. Total Assets:  Includes  Advance  Rental  Payments of $79,377,  Contract
     Rights of $405,231, and Goodwill of $107,052, each net of accumulated amortization, at June 30, 1999.

<F2> 2.  Bonds:  Includes $296,655  of  11-3/4%  senior  notes,  as well as debt outstanding under a credit facility of $390,308, at June 30, 1999.

<F3> 3. Total Liabilities:  Includes Accrued  Commissions of $27,675 and Accrued
     Interest of $7,256, at June 30, 1999.

<F4> 4. Other Expenses:  Other Expenses include stock based compensation charges of $147 for the three months ended June 30, 1999.

<F5> 5. Income Tax: The provision  (benefit) for income taxes consists of $1,139 currently payable and ($1,292) deferred, for the three months ended June 30, 1999.

<F6> 6. Net Income:  In addition,  EBITDA of $44,284  (earnings before interest, income taxes, depreciation and amortization), before the deduction for the stock-based compensation charge was generated for the report period. EBITDA is a meaningful measure of a company's ability to service debt.

